Exhibit 10.1

AMENDMENT

TO THE

Pasithea Therapeutics CORP.

2023 STOCK Incentive Plan

This Amendment (the “Amendment”) to the 2023 Stock Incentive Plan (the “Plan”) of Pasithea Therapeutics Corp. (the “Company”), is made as of July 14, 2025. All capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Plan.

W I T N E S S E T H:

WHEREAS, Section 17.2 of the Plan reserves to the Board of Directors of the Company (the “Board”) the right to amend the Plan from time to time;

WHEREAS, the Board desires to increase the number of shares of Common Stock reserved for issuance under the Plan from 264,221 shares to 2,014,221 shares, subject to approval by the Company’s stockholders.

NOW, THEREFORE, be it effective as of the date of approval by the Company’s stockholders, the Plan is hereby amended as follows:

1.	Amendment to Section 4.1. Section 4.1(a) of the Plan is hereby amended and restated in its entirety, to read as follows:

(a)	Subject to adjustment pursuant to Section 4.2 and any other applicable provisions hereof, the maximum aggregate number of shares of Common Stock which may be issued under all Awards granted to Participants under the Plan shall be (i) 2,014,221 shares plus (ii) such number of unused shares of Common Stock reserved under the Pasithea Therapeutics Corp. 2021 Stock Incentive Plan (the “2021 Plan”) as of the Effective Date, which unused reserve shall be rolled into this Plan (subsections (i) and (ii) together, the “Share Reserve”); all of which shares may, but need not, be issued in respect of Incentive Stock Options. In addition, there shall be rolled into this Plan and added to the Share Reserve (but not issued in respect of Incentive Stock Options) such number of shares of Common Stock as become available for issuance under the Plan in accordance with Section 4.1(d) hereof.

2.	This Amendment shall be subject to approval by the stockholders of the Company within 12 months after the date this Amendment is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under applicable laws.

3.	Except as set forth herein, the Plan shall remain in full force and effect without modification.

IN WITNESS WHEREOF, the undersigned officer hereby certifies that the foregoing amendment to the Plan was duly adopted and approved by the Board.

Dated: July 14, 2025	Pasithea Therapeutics CORP.

	By:	/s/ Tiago Reis Marques
	Name:	Tiago Reis Marques
	Title:	Chief Executive Officer